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                                                                      Exhibit 15

August 11, 1995


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Re:     Manville Coroporation
        Registrations:          on Form S-8 (File No. 33-29389)
                                and Form S-3 (File No. 33-43912)



Gentlemen:

We are aware that our report dated August 11, 1995 on our review of interim financial information of Manville Corporation for the three and six month periods ended June 30, 1995 and included in the Company's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in the above referenced registration statements. Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the registration statements prepared or certified by us within the meaning of Sections 7 and 11 of that Act.




/s/ COOPERS & LYBRAND L.L.P.
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    COOPERS & LYBRAND L.L.P.